GOLDSTEIN GOLUB KESSLER LLP

Certified Public Accountants and Consultants

Exhibit 16.2

November 28, 2007

Securities and Exchange Commission
Washington, D.C. 20549

Commissioners:

We have read EVCI Career Colleges Holding Corp's statements included under Item 4.01 of its Form 8-K filed on November 28, 2007, and we agree with such statements concerning our firm.

Goldstein Golub Kessler LLP

GOLDSTEIN GOLUB KESSLER LLP

1185 Avenue of the Americas Suite 500 New York, NY 10036-2602
TEL 212 372 1800 FAX 212 372 1801 www.ggkllp.com